Exhibit 10.11

Fourth Amendment to Lease

This Fourth Amendment to Lease (the “Amendment”), dated for reference purposes as of February 22, 2017, is made and entered into by and between NASSAU LAND COMPANY, L.P., a California limited partnership (the “Landlord”), and APPFOLIO, INC., a Delaware corporation (the “Tenant”), with reference to the following facts:
Recitals:

A.Landlord is the owner of the real property and improvements consisting of approximately 43,277 square feet of leasable space located in the Castilian Technical Center situated at 50 Castilian Drive, Goleta, California (the “Project”).

B.Landlord and Tenant entered into a Multi-Tenant Industrial Lease, dated April 1, 2011 (the “Original Lease”), as amended by that certain First Amendment to Lease dated November 11, 2011, and as amended by that certain Second Amendment to Lease dated February 23, 2012, and as amended by that certain Third Amendment to Lease dated November 5, 2013 (collectively the “Existing Lease”), whereby Landlord leases to Tenant, and Tenant leases from Landlord Suites 100, 102, and 200 within the Project and consisting of approximately 32,105 leasable square feet (the “Premises”). The Existing Lease, as amended by this Amendment, is collectively referred to herein as the “Lease.”

C.Landlord is also the owner of the real property and improvements consisting of approximately 35,939 square feet of leasable space located in the Castilian Technical Center situated at 90 Castilian Drive, Goleta, California, and located adjacent to the Project (the “Adjacent Project”). Landlord and Tenant have entered into a Multi-Tenant Industrial Lease, dated February 17, 2015, as amended by that certain First Amendment to Lease dated August 17, 2015, and as amended by that certain Second Amendment to Lease dated February 22, 2016 (the “Second Amendment”, and collectively the “Adjacent Lease”), whereby Landlord leases to Tenant, and Tenant leases from Landlord Suites 110, 120, 200, and 210 within the Adjacent Project and consisting of approximately 35,939 leasable square feet (the “Adjacent Premises”).

D.In connection with the Second Amendment of the Adjacent Lease, Landlord granted Tenant a tenant improvement allowance in the amount of not to exceed $236,225.00 (the “Improvement Allowance”).

E. Tenant has not utilized the Improvement Allowance for the Adjacent Premises, and in partial consideration of extending the term of the Lease, Landlord is willing to allow Tenant to utilize the Improvement Allowance at the Premises instead and in lieu of at the Adjacent Premises.

F.Tenant and Landlord have agreed to amend the Lease on the terms contained herein.

G.All capitalized terms that appear in this Amendment and are not defined herein shall have the meaning ascribed thereto in the Lease.

Agreements:

Now, Therefore, the parties hereto, intended to be legally bound, do hereby agree and further amend the Existing Lease as follows:

1.	Amendment to Lease; Term. Notwithstanding any other provision of the Lease to the contrary, the Term of the Lease shall be extended forty-six (46) months to December 31, 2021 (the “Expiration Date”).

2.
Amendment to Lease; Improvement Allowance. Notwithstanding any other provision of the Lease or Adjacent Lease to the contrary, Tenant shall have no right to utilize the Improvement Allowance at the Adjacent Premises. Instead, Tenant shall have the right to utilize the Improvement Allowance for interior improvements at the Premises on the terms and conditions set forth in Section 3.2 of Exhibit B of the Original Lease. If Tenant does not utilize the Improvement Allowance by December 31, 2018, the Improvement Allowance shall be null and void and Tenant shall forever lose its right to utilize the Improvement Allowance.

3.	Miscellaneous.

1.Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall be one and the same instrument, binding on each signatory. A copy of this Amendment that is executed by a party and transmitted by that party to any one or more other parties by facsimile or email shall be binding on such signatory to the same extent as a copy hereof or thereof containing that party’s original signature.

2.Interpretation. In the event of any conflict between the terms of this Amendment and the terms of the Original Lease, or the terms of the Adjacent Lease, the terms of this Amendment shall control. This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.

3.Ratification. Except as expressly modified by Sections 1 and 2, above, the Lease is hereby expressly ratified and confirmed and remains in full force and effect.

4.Authority. Landlord and Tenant represent and warrant that all signatories hereto signing in a representative capacity have been duly authorized by and on behalf of their respective principals to execute this Amendment.

[signatures on next page]

In Witness Whereof, the undersigned have executed this Amendment, effective as of the date first written above.

“LANDLORD”:	“TENANT”:
NASSAU LAND COMPANY, L.P., a California limited partnership	APPFOLIO, INC., a Delaware corporation
By: Michael Towbes Construction & Development, Inc., a California corporation Its: General Partner

By: /s/ Craig Zimmerman	By: /s/ Brian Donahoo
Craig Zimmerman, its President	Brian Donahoo, President and CEO

By: /s/ Mike Ziebell
Mike Ziebell, VP Business Operations